Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2011, relating to the consolidated financial statements of Fortinet, Inc. and its subsidiaries (collectively the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Fortinet, Inc. for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
August 2, 2011